As filed with the Securities and Exchange Commission on October 27, 2003

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

SOUTHERN CALIFORNIA GAS COMPANY

(Exact name of Registrant as Specified in Its Charter)

California	1240705
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

555 West Fifth Street

Los Angeles, California 90013-1011

(213) 244-1200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Javade Chaudhri

Executive Vice President and General Counsel

Sempra Energy

101 Ash Street

San Diego, California 92101

(619) 696-2034

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Approximate date of commencement of proposed sale to the public:  From time to time after the registration statement becomes effective, as determined by market and other conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum aggregate offering price(2)(3)	Amount of Registration Fee(4)

First Mortgage Bonds	$700,000,000	$700,000,000	$56,630

(1)	In United States dollars or the equivalent thereof in any other currency, composite currency or currency unit as shall result in an aggregate initial offering price for all bonds of $700,000,000
(2)	This amount represents the principal amount of any bonds issued at their stated principal amount and the issue price of any bonds issued at a discount from the stated principal amount.
(3)	Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act of 1933.
(4)	$25,000,000 of securities are being carried forward from the Registrant’s Registration Statement No. 333-70654. The filing fee of $2,022 associated with such securities was previously paid in connection with such registration statement.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this registration statement is a combined prospectus and relates to the Registrant’s Registration Statement No. 333-70654. Registrant’s Registration No. 333-70654 was declared effective on October 18, 2001.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 27, 2003

PROSPECTUS

$700,000,000

SOUTHERN CALIFORNIA GAS COMPANY

First Mortgage Bonds

We may offer and sell first mortgage bonds from time to time in one or more offerings. This prospectus provides you with a general description of the bonds we may offer.

Each time we sell bonds we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the bonds being offered. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information,” before you invest in any of our bonds.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2003

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the United States Securities and Exchange Commission. By using a shelf registration statement, we may sell up to $700,000,000 aggregate principal amount of bonds, determined based upon the issue price at stated principal or at a discount from stated principal, from time to time and in one or more offerings. This prospectus only provides you with a general description of the bonds that we may offer. Each time we sell bonds, we will provide a supplement to this prospectus that contains specific information about the terms of the bonds. The supplement may also add, update or change information contained in this prospectus. Before purchasing bonds, you should carefully read both this prospectus and the accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell the bonds in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement is accurate only as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents they incorporate by reference may contain statements that are not historical fact and constitute forward-looking statements. When we use words like “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “may,” “would,” “should” or similar expressions, or when we discuss our strategy or plans, we are making forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results may differ materially from those expressed in these forward-looking statements. These statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others:

•	local, regional, national and international economic, competitive, political, legislative and regulatory conditions and developments;

•	actions by the California Public Utilities Commission, the California State Legislature, the California Department of Water Resources and the Federal Energy Regulatory Commission;

•	capital market conditions, inflation rates, interest rates and exchange rates;

•	energy and trading markets, including the timing and extent of changes in commodity prices;

•	weather conditions and conservation efforts;

•	war and terrorist attacks;

•	business, regulatory and legal decisions;

•	the pace of deregulation of retail natural gas and electricity delivery;

•	the timing and success of business development efforts; and

•	other uncertainties, all of which are difficult to predict and many of which are beyond our control.

You are cautioned not to rely unduly on any forward-looking statements and are urged to review and consider carefully the risks, uncertainties and other factors which are discussed in more detail under “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2002, our Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 2003 and June 30, 2003, and other documents on file with the Securities and Exchange Commission. You may obtain copies of these documents as described under “Where You Can Find More Information” in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file reports, proxy statements and other information with the SEC. You can read and copy information we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. The full registration statement may be obtained from the SEC or from us, as indicated below. The indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus about these documents are summaries. You should refer to the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

The rules of the SEC allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us.

SEC Filings (File No. 001-01402)	Period
Annual Report on Form 10-K	Year Ended December 31, 2002
Quarterly Report on Form 10-Q	Three-month period ended March 31, 2003
Quarterly Report on Form 10-Q	Three-month period ended June 30, 2003
Current Report on Form 8-K	Dated September 2, 2003

We are also incorporating by reference all additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus and the termination of the offering of securities described in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus has been delivered a copy of any or all of the information that has been incorporated by reference in this prospectus. You may request a copy of these filings by writing or telephoning us at:

Southern California Gas Company

555 West Fifth Street

Los Angeles, California 90013-1011

Attention: Corporate Secretary

Telephone: (213) 244-1200

SOUTHERN CALIFORNIA GAS COMPANY

We are the nation’s largest natural gas distribution utility. We own and operate a natural gas distribution, transmission and storage system supplying natural gas throughout a 23,000-square mile service territory comprising most of southern California and part of central California. We provide natural gas service to 18.9 million residential, commercial, industrial, utility electric generation and wholesale consumers through 5.3 million meters. We are an indirect subsidiary of Sempra Energy, a California-based Fortune 500 energy services holding company.

For additional information concerning us, you should refer to the information described under the caption “Where You Can Find More Information” in this prospectus.

Our offices are located at 555 West Fifth Street, Los Angeles, California 90013, and our telephone number is (213) 244-1200. The terms “we,” “our” and “us” are used in this prospectus for purposes of convenience and are intended to refer to Southern California Gas Company and/or its subsidiaries, either individually or collectively, as the context may require.

USE OF PROCEEDS

The net proceeds from the sale of the bonds will become part of our general treasury funds and will be applied to the expansion and improvement of our utility plant, to refund and retire indebtedness, for working capital and other general corporate purposes and to replenish funds previously expended for these purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the years in the five-year period ended December 31, 2002 and for each of the six-month periods ended June 30, 2002 and 2003:

	Years Ended December 31,					Six Months Ended June 30,
	2002	2001	2000	1999	1998	2003	2002
Ratio of Earnings to Fixed Charges	8.98	6.16	6.13	6.89	4.38	7.33	8.96

DESCRIPTION OF FIRST MORTGAGE BONDS

The following is a general description of the terms and provisions of the bonds we may offer and sell with this prospectus. The summary is not meant to be a complete description. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each series of bonds. The accompanying prospectus supplement may add, update or change the terms and conditions of a particular series of bonds from the terms and conditions described in this prospectus.

The indenture gives us authority to set the particular terms of each series of bonds as described in the indenture. Under the indenture, we may decide whether the bonds of a particular series will be redeemable, convertible into shares of stock, bonds, notes or other obligations, issuable as coupon bonds, fully registered bonds without coupons or, if provided in a supplemental indenture, as global securities, and whether the bonds are entitled to the benefits of any purchase, sinking, improvement, renewal or trust fund. For more information about the bonds offered by us, please refer to the indenture between us and U.S. Bank National Association, as trustee, together with the applicable supplemental indentures (as so supplemented, the “indenture”). The indenture is filed as an exhibit to the registration statement.

The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time. The indenture contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the bonds or the indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of terms used in the indenture. The parenthetical section references in the following description refer to particular sections of the indenture. Capitalized defined terms used in this description have the meanings given to them in the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference into this prospectus or in a prospectus supplement. This summary also is subject to and qualified by reference to the description of the terms of a particular series of bonds described in the applicable prospectus supplement.

General

We may issue bonds under the indenture in one or more series, subject to the limitations described below under the caption “Issuance of Additional Bonds.” Bonds may be issued in denominations of $1,000, $5,000, $10,000, $25,000 or multiples of $25,000. Unless specified otherwise in the applicable prospectus supplement, the bonds will be issued in book-entry form as described under the caption “Global Securities” in this prospectus. Bonds will be payable, exchangeable for bonds of other authorized denominations and transferable at the principal office of the trustee, in San Francisco, California and each place designated for payment, including the Borough of Manhattan, City of New York, New York. (Section 2.01)

Prior to the issuance of each series of bonds, the terms and conditions of the particular series of bonds will be determined by our Board of Directors or a committee of directors and specified in a supplemental indenture. We refer you to the applicable prospectus supplement for a description of the following terms of each series of bonds:

•	the title or designation of the bonds;

•	the aggregate principal amount of the bonds in such series;

•	the date or dates on which principal will be payable or how to determine the dates;

•	the rate or rates or method of determining interest, the date from which interest will accrue, the dates on which interest will be payable, which we refer to as the “interest payment dates,” and any record dates for the interest payable on the interest payment dates;

•	whether we will have any obligation or option to redeem, purchase or repay bonds of such series prior to their maturity and the terms and conditions upon which the bonds may be redeemed, purchased or repaid;

•	whether the bonds will be entitled to the benefits of any purchase, sinking, improvement, renewal or trust fund;

•	whether the bonds will be convertible into shares of stock, bonds, notes or other obligations and/or have warrants providing for the purchase of shares of stock, bonds, notes or other obligations;

•	whether the bonds will be issuable as coupon bonds, fully registered bonds without coupons or, if provided in a supplemental indenture, as global securities; and

•	any other terms and conditions of the bonds that may supplement those described below. (Section 2.01)

Issuance of Additional Bonds

Additional bonds secured by the indenture may be issued in a maximum aggregate principal amount equal to the sum of:

•	66 2/3% of the Net Bondable Value of Property Additions that have not been applied to other indenture purposes; (Section 4.04)

•	100% of the amount of cash deposited with the trustee for the purpose of issuing additional bonds; (Section 4.05) and

•	100% of the aggregate principal amount of Refundable Bonds, which include bonds that have been retired by payment at maturity, redemption or purchase (other than through sinking fund payments or other funds deposited with the trustee as Mortgaged Property) and not applied to other indenture purposes. (Section 4.06)

However, the aggregate principal amount of bonds that we can issue under the indenture may not exceed 50% of our Net Investment in Mortgaged Property, after giving effect to the issuance of such additional bonds. (Section 4.01) In addition, no additional bonds may be issued under the indenture (except under certain circumstances relating to those issued on the basis of Refundable Bonds) unless the Net Earnings of the Corporation Available for Interest for any 12 consecutive months in the past 15 months equals at least twice our interest charges on the sum of (i) all the bonds outstanding under the indenture, including such additional bonds, (ii) in the event of a consolidation, merger or transfer of assets, the indebtedness of any successor corporation maturing more than one year from the date of its issuance, but only if such successor corporation does not secure the bonds with a lien on all of its property, other than Excepted Property, and (iii) all of our indebtedness secured by any of the Mortgaged Property in priority to or pari passu with the lien securing the bonds. (Section 4.03) Other than as described above, the indenture does not limit the amount of indebtedness that we may incur. However, our issuance of long-term indebtedness is regulated by the California Public Utilities Commission.

Additional bonds which may be issued may vary from any existing bonds as to maturity, interest rate, redemption, sinking fund and in certain other respects as described above under the caption “General.”

Security for the Bonds

The bonds will be secured by the indenture which constitutes a first lien upon all of our real and personal property, other than Excepted Property, subject to Permissible Encumbrances, purchase money liens and liens on property at the time of acquisition. All of the bonds issued under the indenture will be equally and ratably secured by the indenture, subject to the provisions relating to any sinking or similar fund for the benefit of any bonds of a particular series.

Subject to such limitations and exceptions, all property acquired by us after the date of the indenture will be further security as described in the indenture. (Section 5.09) In addition, the indenture creates a prior lien on the Mortgaged Property to secure the trustees’ right to compensation, reimbursement and indemnity. (Section 14.10)

Ranking

The bonds of each series will be our secured and unsubordinated obligations and will rank equal in right of payment with all other bonds issued under the indenture. The bonds will rank first in right of payment with respect to proceeds from Mortgaged Property, and otherwise will rank equal in right of payment with all of our other unsubordinated and unsecured indebtedness. The bonds are our obligations exclusively, and are not the obligations of any of our subsidiaries or affiliates.

Payment of Bonds—Principal and Interest

We will pay principal of the bonds at stated maturity, upon redemption or otherwise, upon presentation of the bonds at the office of the trustee, as our paying agent. We will make payments on the bonds to the Depository Trust Company (“DTC”) or its nominee, as the registered owner of the bonds, by wire transfer of immediately available funds. If the securities are issued in definitive certificate form under the limited circumstances described below under the caption “Global Securities,” we will have the option of paying interest by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the trustee at least 15 days before the applicable payment date by the persons entitled to payment.

Form; Transfers; Exchanges

Bonds may be issued in denominations of $1,000, $5,000, $10,000, $25,000 or multiples of $25,000. The bonds will be issued in book-entry form represented by one or more global securities deposited with, or on behalf of, DTC, as depositary, and registered in the name of Cede & Co., its nominee. You will not be entitled to receive a certificate for the bonds that you purchase except under the limited circumstances described below under the caption “Global Securities.”

You will receive payments and may transfer bonds only through the facilities of DTC and its direct and indirect participants as described below under the caption Global Securities. We will maintain an office or agency where notices and demands in respect of the bonds and the indenture may be delivered to us and where certificated bonds may be surrendered for payment, registration of transfer or exchange, which will be at the principal office of the trustee, in San Francisco, California, and each other place specified by the trustee, including the Borough of Manhattan, City of New York, New York. (Sections 2.01 and 2.03)

Optional Redemption

Unless specified otherwise in an applicable prospectus supplement, we may redeem at our option at any time or from time to time all or any part of the bonds that we may offer and sell by this prospectus at the redemption price specified for the respective series of bonds. In the event that we elect to redeem only a portion of a series of bonds, the bonds to be redeemed shall be selected in accordance with DTC’s procedures, in the case of bonds represented by a global security, or by the trustee by a method the trustee deems to be fair and appropriate, in the case of bonds that are not represented by a global security. (Section 7.01)

We will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each holder of the bonds to be redeemed. (Section 7.02) On or prior to the redemption date, we will deposit with the trustee a sum of money sufficient to redeem the bonds. (Section 7.03) Upon surrender of the bonds, we will pay the holders of the surrendered bonds the principal and accrued interest of the redeemed bonds or, if only a portion of the principal of a particular bond is being redeemed, that portion of the principal and interest attributable to such redeemed portion. (Sections 7.04 and 7.05) All of the bonds redeemed and paid shall be cancelled. (Section 7.06)

Renewal Fund

We will pay to the trustee annually on April 1, as a renewal fund, an amount equal to (1) the amounts actually appropriated by us from earnings during the preceding calendar year as provisions for depreciation, depletion and retirements of Mortgaged Property and, if such appropriations are calculated on a sinking fund or similar compound interest method, including the portion thereof representing interest accrual as well as the portion thereof representing the annuity charge, minus (2) credits, taken at our option, for:

•	payments in cash or bonds made by us to a sinking fund or a similar fund under which cash paid to the trustee is to be used only to retire bonds;

•	the lesser of the cost or fair value of specified property additions purchased, constructed or otherwise acquired by us; and

•	the principal amount of bonds delivered to the trustee for such purpose, which will not be available for any other indenture purpose, including the issuance of additional bonds. (Section 8.02)

Renewal fund payments that we pay in cash may, at our option:

•	be withdrawn by us, subject to certain conditions, in an amount equal to the lesser of the cost or fair value of specified property additions purchased, constructed or otherwise acquired by us, or in an amount equal to the amount of Refundable Bonds made the basis for withdrawal; or

•	be applied to the purchase or redemption of any outstanding bonds.

At our election, the amount of any required renewal fund payment may be reduced by an amount equal to the amount of cash which, assuming that the renewal fund payments required to be made pursuant to the indenture had actually been made in cash, could at the time be withdrawn under the indenture. (Section 8.06) Any payments that we make to the renewal fund are in addition to the expenditures we are required to make for maintenance.

Consolidation, Merger and Transfer of Assets

Nothing in the indenture or in the bonds outstanding under the indenture prevents us from consolidating or merging with or into any corporation or selling all of our property as an entirety subject to the continuing lien of the indenture, provided that:

•	the terms of the consolidation, merger or sale preserve and do not impair the lien or the security under the indenture, and the rights and powers of the trustee and the holders of the bonds outstanding under the indenture;

•	in the case of a merger or consolidation, the successor corporation expressly assumes the payment of the principal and interest of all the bonds and the performance and observance of all of the covenants and conditions of the indenture; and

•	in the case of a sale of all of our property as an entirety, the corporation to which we sell all our property assumes the due and punctual payment of principal and interest of all the bonds outstanding under the indenture, assumes the performance of all covenants and conditions of the indenture and executes and delivers an indenture to the trustee whereby the purchasing corporation agrees to assume such payment and performance and charge therewith the property so taken over. (Section 15.01)

Certain Covenants

Subject to the terms of the indenture and in addition to the covenants otherwise specified above, we will:

•	keep, or cause to be kept, proper records and accounts of corporate dealings, including proper and complete records reflecting our capital and property accounts, and we will furnish statements upon demand as reasonably required by the trustee; (Section 5.06)

•	not voluntarily create any lien or charge that would be prior to the lien of the indenture upon the Mortgaged Property, other than purchase money liens and any other liens existing on property at the time such property was acquired by us; (Section 5.09)

•	pay or cause to be discharged all taxes, assessments, lawful claims and mechanics liens, which, if unpaid, might be given priority over the lien of the indenture; however, no such lien shall be a breach of the indenture if we are disputing it in good faith; (Section 5.09, 5.10)

•	file the indenture and any supplemental indenture as may be necessary to preserve and protect the security of the bondholders; (Section 5.11)

•	maintain, preserve and keep the mortgaged properties in good repair, working order and condition; (Section 5.15) and

•	maintain insurance on, or self-insure, the Mortgaged Property against losses or damages as are usually insured against by companies similarly situated and operating like properties. (Section 5.16)

Events of Default

The following events are defined for all purposes of the indenture (except where the term is otherwise defined for specific purposes) as “events of default”:

•	failure to pay the principal of any bond secured by the indenture when it becomes due and payable, whether at maturity, as therein expressed, or by declaration or otherwise;

•	failure to pay interest upon any bond secured by the indenture for a period of 30 days after it becomes due and payable;

•	failure to pay any installment of the sinking fund or renewal fund required by the indenture or of any sinking fund or analogous fund required by any supplemental indenture, for a period of 30 days after it becomes due and payable;

•	the expiration of a period of 60 days following:

•	the adjudication of us as bankrupt by any court of competent jurisdiction;

•	the entry of an order approving a petition seeking the reorganization of us under the Federal Bankruptcy Laws or any other applicable law or statute of the United States of America, or any state thereof; or

•	the appointment of a trustee or a receiver of all or substantially all of our property;

unless during such period such adjudication, order or appointment of a receiver or trustee shall be vacated;

•	the filing by us of a voluntary petition in bankruptcy or the making of an assignment for the benefit of creditors; our consenting to the appointment of a receiver or trustee of all or any part of our property; the filing by us of a petition or answer seeking reorganization under the Federal Bankruptcy Laws, or any other applicable law or statute of the United States of America, or of any state thereof; or the filing by us of a petition to take advantage of any insolvency act; and

•	our failure to perform any other covenant or agreement contained in the indenture or any supplemental indenture or in any bond secured by the indenture for a period of 60 days following the mailing by the trustee to us of a written demand that such failure be cured, such failure not having been cured in the meantime. (Section 9.02)

Remedies

Acceleration

Upon the occurrence of an event of default, the trustee may, and upon the written request of the holders of a majority in principal amount of all bonds outstanding under the indenture shall, declare the principal amount of all of the bonds outstanding under the indenture, together with accrued and unpaid interest thereon, to be immediately due and payable. (Section 9.05)

Rescission of Acceleration

At any time after the principal of the bonds shall have been declared due and payable and before any sale of the Mortgaged Property shall have been made pursuant to the indenture,

•	all interest in arrears upon such bonds with interest on overdue installments of interest, to the extent that payment of such interest on interest shall be legally enforceable, at the same rate as was borne by the respective bonds on which installments of interest may be overdue,

•	together with reasonable charges and expenses of the trustee, its agents and attorneys, and

•	all other sums which may be due under the indenture, except the principal of such bonds as shall not have become due and payable by their terms,

shall either by paid by us to those entitled thereto (or to the trustee for their account) or be collected out of the Mortgaged Property, and all other defaults existing under the indenture known to the trustee shall have been cured or provision deemed by the trustee to be adequate therefor shall have been made, or shall have been waived as provided in the indenture, then and in every such case:

(a) the holders of the majority in principal amount of the bonds then outstanding, by written notice to us and the trustee may waive such default and rescind and annul such declaration and its consequences, or

(b) if in declaring the principal due, the trustee shall have acted without any request of the bondholders, or upon the request of the holders of less than 25% in principal amount of the bonds outstanding at the time of such request, and if there shall not have been delivered to the trustee and to us written directions to the contrary by the holders of not less than a majority in principal amount of the bonds then outstanding, then such default and its consequences ipso facto shall be deemed to be waived, or

(c) if all such principal and interest which shall have matured otherwise than by such declarations shall have been made good and all other defaults cured or provided for or waived within 30 days after such declaration, then, without regard to any directions by the bondholders, all such defaults and their consequences ipso facto shall be deemed to be waived;

and the parties shall be restored to their respective rights and obligations under the indenture as if no default had occurred; but no such waiver of any particular default shall extend to or affect or be deemed a waiver of any other default or impair any right consequent thereon. (Section 9.05)

Remedies with Respect to Mortgaged Property

To the extent permitted by law, upon the occurrence of an event of default the trustee may take actual possession of and enter, hold, use, operate and manage all of the Mortgaged Property and conduct the business, either personally or through the trustee’s agents. If the trustee takes such action, the trustee will receive the rents, income, issues and profits from the Mortgaged Property and, after deducting the costs and expenses of taking, holding, operating and managing the Mortgaged Property, including reasonable compensation to the trustee and its agents and counsel, taxes, assessments and expenses for any repairs, alterations and improvements, will apply such money first to interest owed and then to principal. (Section 9.04)

If one or more events of default occurs and continues without remedy for the designated period, the trustee may sell the Mortgaged Property or take appropriate judicial proceedings for the enforcement and protection of its rights and the rights of the bondholders. (Section 9.06)

Control by Holders; Limitations

The holders of a majority in principal amount of the bonds outstanding under the indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power given to the trustee. The holders of a majority in principal amount of the bonds of any series will have the right, on behalf of all holders of the bonds of such series, to consent to the waiving of any past default and its consequences, other than a payment default. (Sections 9.22 and 9.28)

In addition, the indenture provides that no holder of bonds will have any right to institute any suit, action or proceeding, at law or in equity, for the foreclosure of the indenture, the execution of any trust with respect to the indenture, the appointment of a receiver, or for any other remedy under the indenture unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•	the holders of at least a majority in principal amount of the outstanding bonds have made written request upon the trustee and afforded the trustee a reasonable opportunity to exercise its powers under the indenture or institute the action, suit or proceeding in its own name;

•	the trustee has been offered reasonable security and indemnity against costs and liabilities incurred to comply with the request; and

•	the trustee has refused or failed to comply with the request within a reasonable time or to take other appropriate action for the enforcement of the indenture. (Section 9.20)

No holder will be entitled to institute any action to affect, disturb or prejudice the lien of the indenture, or to enforce any right under the indenture, except in the manner specified in the indenture, and actions must be instituted and maintained only according to the procedures established by the indenture and for the equal benefit of all bondholders. Each registered holder, however, has an unimpaired and unaffected right to receive payment when due and to bring a suit to enforce that right, unless this action would impair the lien of the indenture. (Sections 9.20 and 9.21)

Notice of Default

The trustee is required to give the bondholders notice of any default under the indenture known to the trustee, unless the default has been cured within 90 days after the occurrence of the default; provided, however, that except in the case of default in the payment of principal or interest of any bonds, or in the payment of any Maintenance and Sinking Fund installment, the trustee may withhold notice of default if and so long as our Board of Directors, the executive committee of our Board of Directors or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of notice is in the interest of the bondholders. (Section 9.03)

Modification of the Indenture

The indenture may be modified by the consent of the holders of at least 66 2/3% in principal amount of the bonds then outstanding, or in the event that less than all of the bonds of a particular series of bonds outstanding are affected by the modification, by the consent of the holders of 66 2/3% in principal amount of the bonds of such series affected. The right of any holder to receive payment of principal and interest when due or the right of any holder to enforce such payment may not be changed without the consent of such holder. (Section 16.05)

Defeasance, Cancellation and Discharge

The lien on our property securing the bonds will be cancelled and discharged when the principal of and interest on the bonds has been paid or when we deposit with the trustee sufficient funds to repay the principal of and interest on all then outstanding bonds, and we request that the Mortgaged Property revert to us and that the lien be cancelled and discharged. Unless we request cancellation and discharge, the lien created by the indenture will not be cancelled and discharged, but shall remain in place for the issuance of future bonds pursuant to the terms of the indenture. (Sections 11.01 and 11.02)

Release Provisions

Unless an event of default has occurred and is continuing, we may, free from the lien of the indenture and at any time, without any release by the trustee, sell, exchange or dispose of obsolete machinery or equipment, provided we replace the machinery and equipment with other machinery and equipment of equivalent or greater value. (Section 10.02) In the absence of the occurrence and continuance of an event of default, we may also at any time and from time to time, without any release by the trustee:

•	cancel or modify our rights-of-way, leases or contracts, other than rights-of-way for transmission lines which require a release from the trustee;

•	surrender or modify any franchise or governmental consent or permit, so long as we may still conduct our business in the same territory for the same time;

•	abandon the operation of any of our properties if the operation of such property is not necessary or important for the operation of our other systems and plants or where such abandonment is deemed to be advisable;

•	produce, mine, sell or dispose of gas, oil, coal or other minerals, if any, lying or being within or under any real property which is part of the Mortgaged Property; and/or

•	dispose of, in the ordinary course of business, fuel, repair parts, repair material, operating supplies and commodities that comprise stock or merchandise kept for sale, manufactured commodities, gas and other personal property manufactured or acquired for sale in the ordinary course of business. (Section 10.03)

The indenture also contains provisions for the release of property by the trustee (i) upon a sale or exchange of such property provided that we receive compensation equal to the fair value of the property and that the release is advantageous to the conduct of the business and will not impair the Mortgaged Property, and (ii) for property taken by eminent domain, and in each case provided that the proceeds of any sale, exchange or taking by eminent domain are deposited with the trustee. (Sections 10.04, 10.05)

Evidence of Compliance

The indenture provides that we will furnish to the trustee officers’ certificates, engineer’s certificates and, in certain cases, independent engineer’s certificates and independent accountant’s certificates in connection with the authentication of any bonds, the release or release and substitution of property and certain other matters, and opinions of counsel as to the lien of the indenture and certain other matters.

Concerning the Trustee

U.S. Bank National Association, a national banking association, duly organized and existing under the laws of the United States of America, has been appointed as the trustee. The principal office of the trustee is located at 500 South Hope Street, Suite 500, Los Angeles, California, 90071.

The trustee may resign at any time by giving us written notice and by publishing notice in a required newspaper. The resignation will be effective either on the date specified in the notice or on the date of appointment of a successor trustee. The holders of a majority in principal amount of the outstanding bonds may remove the trustee by signing, acknowledging, and filing with the trustee a written instrument or concurrent written instruments. Under certain circumstances, we may appoint a successor trustee. (Sections 14.16 and 14.17)

No Liability for Stockholders, Directors and Officers

None of our present, past or future stockholders, directors or officers will be liable for any payments of principal or interest on the bonds, or for any claim based on any payment of principal or interest, or on the indenture or any supplemental indenture. (Article XII)

Defined Terms

Set forth below are certain defined terms used in the indenture and in this description. Reference is made to the indenture for complete definitions of all such terms, as well as any other capitalized terms used in this prospectus for which no definition is provided:

“Excepted Property” means, notwithstanding anything contained in the granting clauses of the indenture, from the property thereby mortgaged, conveyed in trust, and/or pledged, all of the following property, whether now owned by the Company or hereafter acquired by it:

(a) All bills, notes and accounts receivable, cash on hand or in bank, contracts and operating agreements, other than those subjected to the lien of the indenture pursuant to the indenture, chooses in action, and the Company’s interest in existing leases in which the Company is lessor and in leases hereafter made of portions of the Mortgaged Property in which the Company is lessor;

(b) Gas, manufactured commodities and other personal property manufactured or acquired for sale in the ordinary course of business; commodities and appliances constituting the whole or any part of stock or merchandise kept for sale; and fuel, repair parts, repair material and operating supplies;

(c) All motor vehicles and tools therefor;

(d) Gas, coal, oil or other minerals (when produced or severed);

(e) Bonds, notes, conditional sales contracts and other evidences of indebtedness, and shares of stock, and other certificates of interest, other than those which may be actually delivered to the trustee pursuant to the indenture, or any subsequent provisions of the indenture;

(f) Any gas and/or oil acreage, gas and/or oil wells, gas and/or oil reserves, or gas and/or oil leaseholds hereafter acquired by the Company, or any property or equipment now or hereafter owned by the Company and used for the development of gas and/or oil acreage or for the drilling for or production of gas and/or oil from such acreage; and

(g) Certain real property as described in the indenture.

“Mortgaged Property” means as of any particular time the property which at said time is covered or intended to be covered by the lien of the indenture; provided that moneys held by the trustee in trust for the payment, at maturity or on a date fixed for redemption, of specific bonds shall not be deemed to be a part of the mortgaged property.

“Net Bondable Value of Property Additions” means, at any particular time, the aggregate of the cost to the Company or, as to such property additions which have not been retired, the fair value to the Company, if the fair value is less than cost, of all gross property additions purchased, constructed or otherwise acquired by the Company, after deducting therefrom the amounts specified in the following paragraphs (1), (2) and (3) and the greater of the amounts specified in the following paragraphs (A) or (B) after each of the amounts specified in said paragraphs (A) and (B) has been reduced by the amount of all credits taken on the basis of cash and bonds delivered to the trustee:

(1) the aggregate of:

(i) the amount of all cash previously deposited with the trustee which shall have been withdrawn on the basis of property additions;

(ii) the amount by which cash, provided to be deposited with the trustee pursuant to any provision of the indenture, has been reduced on the basis of property additions;

(iii) the amount of all credits taken pursuant to the indenture on the basis of property additions; and

(iv) the amount by which all credits taken pursuant to the indenture on the basis of property additions shall exceed whichever is the greater of the amounts specified in paragraphs (A) or (B) of this definition;

(2) 150% of the amount of all cash withdrawn pursuant to the indenture;

(3) 150% of the aggregate principal amount of additional bonds previously authenticated and delivered pursuant to the indenture upon the basis of property additions; and

(A) the sum of all appropriations of earnings for depreciation of bondable property made on or after January 1, 1955; or

(B) the aggregate of:

(i) the bonded cost of all bondable property previously (but on or after January 1, 1955) retired, excepting property to an amount not exceeding $5,000,000 owned by the Company on October 1, 1940, and built for the manufacture of gas from oil, and excepting property mentioned in paragraph (ii) next following;

(ii) the excess, if any, of the bonded cost of all bondable property

(aa) previously (but on or after January 1, 1955) released from the lien of the indenture, over the fair value thereof to the Company at the time of its release, as stated in an engineer’s certificate filed with the trustee or, if an independent engineer’s certificate is filed, then as stated in such independent engineer’s certificate,

(bb) previously (but on or after January 1, 1955) taken by exercise of a power of eminent domain, over the proceeds paid to the trustee, and

(cc) in respect of which insurance proceeds has previously (but on or after January 1, 1955) been paid to the trustee, over the cash so paid to the trustee in respect thereof.

“Net Earnings of the Corporation Available for Interest” means the net earnings of the Company ascertained as follows:

(a) The total operating revenues of the Company and the net non-operating revenues of the properties of the Company shall be ascertained by the Company.

(b) From the total, determined as provided in subdivision (a), there shall be deducted (1) all operating expenses, including cost of gas purchased, all salaries, rentals, insurance, license and franchise fees, expenditures for ordinary repairs and maintenance, provision for uncollectible accounts, taxes (other than income and excess or other profits taxes which are imposed on or measured by income after the deduction of interest charges), but excluding all depreciation, depletion or property retirement appropriations, all interest charges, and amortization of debt discount and expense or premium, and (2) net non-operating losses of the properties of the Company, if any.

(c) The balance remaining after the deduction of the total amount computed pursuant to subdivision (b) from the total amount computed pursuant to subdivision (a) shall constitute the “Net Earnings of the Corporation Available for Interest,” subject to subdivisions (d), (e), (f), (g) and (h) below.

(d) If the net non-operating revenues to be included in the foregoing calculation would exceed five percent (5%) of the net operating revenues so to be included, there shall be included in the foregoing calculation with respect to net non-operating revenues only an amount equal to five percent (5%) of such net operating revenues.

(e) No income received or accrued by the Company from securities and no profits or losses from the sale, abandonment, reclassification or revaluation of capital assets shall be included in making such computations.

(f) In case the Company shall have acquired any property additions or shall have been consolidated or merged with any other corporation, or shall have acquired all or substantially all of the assets of another corporation, within or after the particular period for which the calculation of Net Earnings of the Corporation Available for Interest is made, then, in computing the Net Earnings of the Corporation Available for Interest there shall be included, to the extent they may not have been otherwise included, the net earnings or net losses of such property additions or of such other corporation, as the case may be, for the whole of such period. The net earnings of such property additions, or of such other corporation, for the period preceding such acquisition or such consolidation or merger, shall be ascertained and computed as provided above as if such property additions or the assets of such other corporation, as the case may be, had been owned by the Company during the whole of such period, or as if such other corporation had been consolidated or merged with the Company prior to the first day of such period.

(g) In case the Company shall have obtained the release of property of an aggregate fair value in excess of One Million Dollars ($1,000,000), as shown by the engineer’s certificate, or shall have obtained the release of property of which the aggregate proceeds of which shall have exceeded One Million Dollars ($1,000,000), within or after the particular period for which the calculation of Net Earnings of the Corporation Available for Interest is made, then, in computing the Net Earnings of the Corporation Available for Interest, the net earnings or net losses of such property for the whole of such period shall be excluded to the extent possible on the basis of actual earnings and expenses of such property or on the basis of such estimates of the earnings and expenses of such property as the signers of an officers’ certificate filed with the trustee shall deem proper.

(h) The Net Earnings of the Corporation Available for Interest, whether of the Company or of some other corporation or of property, shall be determined in accordance with principles of sound accounting practice.

“Net Investment in Mortgaged Property” means as of any particular time the total cost of the Mortgaged Property less the then related reserves for depreciation, depletion and amortization or other reserves for retirement of such property; all determined in compliance with the Uniform System of Accounts for Gas Corporations prescribed by the Public Utilities Commission of the State of California, effective January 1, 1949, or in compliance with such system of accounts as said Commission or other similar regulatory body may from time to time prescribe, or to the extent that any such system is not so prescribed or is not applicable, then in accordance with sound accounting practice.

“Permissible Encumbrances” means:

(a) the lien of taxes and assessments not at the time due;

(b) the lien of taxes for the then current year;

(c) the lien of specified taxes and assessments already due but the validity of which is being contested at the time by the Company in good faith, unless thereby in the opinion of counsel any of the Mortgaged Property may be lost or forfeited;

(d) undetermined liens and charges incidental to construction;

(e) the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any of the Mortgaged Property;

(f) liens upon rights-of-way for transmission or distribution line purposes, provided that the Company has, in the opinion of counsel, power under eminent domain or similar statutes to condemn or acquire easements or rights-of-way sufficient for its purposes over the land covered by the easements or rights-of-way in question or other lands adjacent thereto;

(g) easements or similar encumbrances the existence of which in the opinion of the signers of an engineer’s certificate filed at the particular time, does not impair the use of the property described in such certificate for the purposes for which it was acquired or is then used; and

(h) possible adverse rights or interests which, in the opinion of counsel, are unimportant and may properly be disregarded.

“Refundable Bonds” means, at any particular time, all bonds which have been previously authenticated and delivered under the provisions of the indenture and issued by the Company and bonds, not issued by the Company, which have been established as refundable pursuant to the indenture; provided that such bonds, whether authenticated under the indenture or established as refundable, shall have been previously paid at maturity or redeemed or purchased (otherwise than out of funds included in the Mortgaged Property) and surrendered to the trustee, either canceled or uncanceled, or surrendered to the trustee for conversion (if convertible), or otherwise surrendered to the trustee, subject to certain exceptions provided in the indenture, and which shall not previously have been made the basis for the authentication and delivery of additional bonds or the withdrawal of cash under the provisions of the indenture or the reduction of the amount of cash to be deposited under the provisions of the indenture or paid or redeemed or purchased pursuant to, or used to reduce the amount of cash to be deposited pursuant to, or otherwise retired through the operation of, or used in compliance with the requirements of, the provisions of the maintenance and sinking fund established by the indenture or of any sinking fund, amortization fund, or analogous fund established by any indenture supplemental to the indenture, which does not permit the authentication of additional bonds upon the basis of bonds so paid, redeemed, purchased, retired or used.

Bonds and coupons for the payment or redemption of which moneys shall have been deposited (whether at or prior to maturity or the redemption date of such bonds) with the trustee if such bonds were issued under the indenture, or with the trustee of the other indenture under which such bonds were issued, shall be deemed to have been paid within the meaning of this definition; provided, however, that if such bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall be given as described above under the caption “Optional Redemption” or as provided pursuant to the redemption provisions of such other indenture, as the case may be, or provisions satisfactory to the trustee shall have been made for such publication.

GLOBAL SECURITIES

Unless indicated differently in any supplement to this prospectus, the bonds initially will be issued in book-entry form and represented by one or more global notes or global securities (collectively, “global securities”). The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC, or such other name as may be requested by an authorized representative of DTC. One fully registered global security certificate will be issued for the bonds. If, however the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue. Unless and until it is exchanged for individual certificates evidencing bonds under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the post-trade settlement among its participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. “Direct participants” in DTC include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (DTCC). DTCC, in turn, is owned by a number of its direct participants and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation (also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which we sometimes refer to as “indirect participants.” The DTC rules applicable to its participants are on file with the SEC.

Purchases of bonds within the DTC system must be made by or through direct participants, which will receive a credit for those bonds on DTC’s records. The ownership interest of the actual purchaser of a bond, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of bonds will not receive written confirmation from DTC of their purchases. Beneficial owners are, however, expected to receive written confirmations providing details of their transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities except in the event that use of the book-entry system for the bonds is discontinued.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of bonds with DTC and their registration in the name of Cede & Co. do not effect any change in the beneficial ownership of the bonds. DTC has no knowledge of the actual beneficial owners of the bonds. DTC’s records reflect only the identity of the direct participants to whose accounts the bonds are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

So long as the bonds are in book-entry form, you will receive payments and may transfer bonds only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the Borough of Manhattan, the City of New York, where notices and demands in respect of the bonds and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange. That office or agency will initially be the office of the trustee which is currently located at 100 Wall Street, Suite 1600, New York, New York 10005.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the bonds of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the bonds of such series to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote the global securities with respect to the bonds unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the bonds of such series are credited on the record date (identified in a listing attached to the omnibus proxy).

So long as bonds are in book-entry form, we will make payments on those bonds to the depositary or its nominee, as the registered owner of such bonds, by wire transfer of immediately available funds. If bonds are issued in definitive certificated form under the limited circumstances described below, we will have the option of paying interest by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the trustee at least 15 days before the applicable payment date by the persons entitled to payment.

Redemption proceeds and principal and interest payments on the bonds will be made to Cede & Co., as nominee of DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us, on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with bonds held for the account of customers in bearer form or registered in “street name,” and will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds and principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility, disbursement of payments to direct participants will be the responsibility of DTC, and disbursement of payments to the beneficial owners will be the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of bonds will not be entitled to have bonds registered in their names and will not receive physical delivery of bonds. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the bonds and the indenture.

The laws of some jurisdictions may require that some purchasers of bonds take physical delivery of bonds in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in bonds.

DTC may discontinue providing its services as depositary with respect to the bonds at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, bond certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of bonds generally will not receive certificates representing their ownership interests in those bonds. However, if:

•	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of bonds or if DTC ceases to be a clearing agency registered under the Securities Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such bonds represented by one or more global securities; or

•	an event of default under the indenture has occurred and is continuing with respect to such series of bonds,

we will prepare and deliver certificates for such bonds in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for bonds in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

The information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

We may sell the bonds described in this prospectus from time to time in one or more transactions:

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

We may distribute the bonds from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Direct Sales

We may sell the bonds directly to institutional investors or others.

To Underwriters

The prospectus supplement will name any underwriter involved in a sale of bonds. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of bonds in the form of underwriting discounts or commissions and may also receive commissions from purchasers of bonds for whom they may act as agent.

Underwriters may sell the bonds to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions, which may be changed from time to time, from the purchasers for whom they may act as agent.

Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase bonds will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the bonds of such series if they purchase any.

Through Agents and Dealers

We will name any agent involved in a sale of the bonds, as well as any commissions payable by us to such agent, in a prospectus supplement. Unless we indicate differently in the prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the bonds being offered pursuant to this prospectus, we will sell the bonds to the dealer, as principal. The dealer may then resell the bonds to the public at varying prices to be determined by the dealer at the time of resale.

Delayed Delivery Contracts

If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase bonds pursuant to contracts providing for payment and delivery on future dates. Such contracts will be subject to only those conditions set forth in the applicable prospectus supplement.

The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts. We will set forth in the prospectus supplement relating to the contracts the price to be paid for the bonds, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

General Information

Underwriters, dealers and agents participating in a sale of the bonds may be deemed to be underwriters as defined in the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

Unless we indicate differently in a prospectus supplement, we will not list the bonds on any securities exchange. The bonds will be a new issue of securities with no established trading market. Any underwriters that purchase bonds for public offering and sale may make a market in such bonds, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any bonds.

EXPERTS

The consolidated financial statements as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

VALIDITY OF THE BONDS

Gary W. Kyle, Chief Corporate Counsel of Sempra Energy, our ultimate parent company, will pass upon the validity of the bonds and various other legal matters relating to the issuance and sale of the bonds. Latham & Watkins LLP, Los Angeles, California, will pass upon certain legal matters relating to the issuance and sale of the bonds on behalf of us. Sidley Austin Brown & Wood LLP, San Francisco, California, will act as counsel for any underwriters or agents. Paul C. Pringle, a partner of Sidley Austin Brown & Wood LLP, owns 2,352 shares of common stock and 1,000 Equity Units of Sempra Energy.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$56,630
Printing expenses	150,000
Trustee fees and expenses	75,000
Legal fees and expenses	100,000
Accounting fees and expenses	100,000
Blue Sky fees and expenses	50,000
Rating Agency fees	250,000
Miscellaneous	18,370

Total	$800,000

All of the above except the Securities and Exchange Commission registration fee are estimated.

Item 15. Indemnification of Officers and Directors.

Section 317 of the Corporations Code of the State of California permits a corporation to provide indemnification to its directors and officers under certain circumstances. The Southern California Gas Company Restated Articles of Incorporation and Bylaws eliminate the liability of directors for monetary damages to the fullest extent permissible under California law and provide that indemnification for liability for monetary damages incurred by directors, officers and other agents of Southern California Gas Company shall be allowed, subject to certain limitations, in excess of the indemnification otherwise permissible under California law. In addition, Southern California Gas Company has indemnification agreements with each of its officers and directors that provide for indemnification for monetary damages to the fullest extent permissible under California law. Southern California Gas Company maintains liability insurance and is also insured against loss for which it may be required or permitted by law to indemnify its directors and officers for their related acts.

The directors and officers of Southern California Gas Company are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Southern California Gas Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

See the Exhibit Index attached to this Registration Statement and incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act, each filing of Southern California Gas Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Southern California Gas Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 27th day of October, 2003.

SOUTHERN CALIFORNIA GAS COMPANY

By:	/s/ EDWIN A. GUILES
Edwin A. Guiles Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears below hereby appoints Edwin A. Guiles and Debra L. Reed, and each of them severally, as his true and lawful attorney-in-fact and agent to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, and the registrant hereby also appoints each such person as its attorney-in-fact and agent with like authority to sign and file any such amendments in its name and behalf.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 27th day of October, 2003.

Signature	Title
/s/ EDWIN A. GUILES Edwin A. Guiles	Chairman and Chief Executive Officer; Principal Executive Officer

/s/ DEBRA L. REED Debra L. Reed	President, Chief Financial Officer and Director; Principal Financial Officer

/s/ TERRY M. FLESKES Terry M. Fleskes	Vice President and Controller; Principal Accounting Officer

/s/ FRANK H. AULT Frank H. Ault	Director

SOUTHERN CALIFORNIA GAS COMPANY

REGISTRATION STATEMENT ON FORM S-3

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement.*

3.1	Restated Articles of Incorporation of Southern California Gas Company (Incorporated by reference from the Form 10-K for the year ended December 31, 1996 (Exhibit 3.01)).

3.2	Restated Bylaws of Southern California Gas Company dated November 6, 2001 (Incorporated by reference from the Form 10-K for the year ended December 31, 2001 (Exhibit 3.04)).

4.01	Form of definitive First Mortgage Bonds.*

4.02	First Mortgage Indenture of Southern California Gas Company to American Trust Company dated October 1, 1940 (Incorporated by reference from the Registration Statement on Form A-2 File No. 2-4504 filed on September 16, 1940 (Exhibit B-3)).

4.03	Supplemental Indenture of Southern California Gas Company to American Trust Company dated as of July 1, 1947 (Incorporated by reference from Registration Statement No. 2-7072 filed by Southern California Gas Company on March 15, 1947 (Exhibit B-5)).

4.04	Supplemental Indenture of Southern California Gas Company to American Trust Company dated as of May 1, 1948 (Incorporated by reference from Registration Statement No. 2-7459 filed by Southern California Gas Company on March 16, 1948 (Exhibit B-6)).

4.05	Supplemental Indenture of Southern California Gas Company to American Trust Company dated as of June 1, 1950 (Incorporated by reference from Registration Statement No. 2-8448 filed by Southern California Gas Company on May 2, 1950 (Exhibit 7.04)).

4.06	Supplemental Indenture of Southern California Gas Company to American Trust Company dated as of April 1, 1952 (Incorporated by reference from Registration Statement No. 2-9461 filed by Southern California Gas Company on February 21, 1952 (Exhibit 4.06)).

4.07	Supplemental Indenture of Southern California Gas Company to American Trust Company dated as of August 1, 1955 (Incorporated by reference from Registration Statement No. 2-11997 filed by Pacific Lighting Corporation on October 26, 1955 (Exhibit 4.07)).

4.08	Supplemental Indenture of Southern California Gas Company to American Trust Company dated as of June 1, 1956 (Incorporated by reference from Registration Statement No. 2-12456 filed by Southern California Gas Company on April 23, 1956 (Exhibit 2.08)).

4.09	Supplemental Indenture of Southern California Gas Company to American Trust Company dated as of December 1, 1956 (Incorporated by reference from Registration Statement No. 2-13382 filed by Southern California Gas Company on May 29, 1957 (Exhibit 2.09)).

4.10	Supplemental Indenture of Southern California Gas Company to American Trust Company dated as of July 1, 1957 (Incorporated by reference from Registration Statement No. 2-13382 filed by Southern California Gas Company on May 29, 1957 (Exhibit 2.10)).

4.11	Supplemental Indenture of Southern California Gas Company to American Trust Company dated as of October 1, 1959 (Incorporated by reference from Registration Statement No. 2-15501 filed by Southern California Gas Company on August 24, 1959 (Exhibit 2.11)).

4.12	Supplemental Indenture of Southern California Gas Company to Wells Fargo Bank dated as of July 1, 1963, (Incorporated by reference from Registration Statement No. 2-21452 filed by Southern California Gas Company on May 27, 1963 (Exhibit 2.12)).

Exhibit No.	Description
4.13	Supplemental Indenture of Southern California Gas Company to Wells Fargo Bank dated as of September 1, 1964 (Incorporated by reference from Registration Statement No. 2-25695 filed by Southern California Gas Company on November 8, 1966 (Exhibit 2.16)).

4.14	Supplemental Indenture of Southern California Gas Company to Wells Fargo Bank dated as of June 1, 1965 (Incorporated by reference from Registration Statement No. 2-59832 filed by Southern California Gas Company on September 6, 1977 (Exhibit 2.16)).

4.15	Supplemental Indenture of Southern California Gas Company to Wells Fargo Bank dated as of December 1, 1966 (Incorporated by reference from Registration Statement No. 2-25695 filed by Southern California Gas Company on November 8, 1966 (Exhibit 2.15)).

4.16	Supplemental Indenture of Southern California Gas Company to Wells Fargo Bank, National Association dated as of October 1, 1970 (Incorporated by reference from Registration Statement No. 2-38362 filed by Southern California Gas Company on September 10, 1970 (Exhibit 2.20)).

4.17	Supplemental Indenture of Southern California Gas Company to Wells Fargo Bank, National Association dated as of August 1, 1972 (Incorporated by reference from Registration Statement No. 2-59832 filed by Southern California Gas Company on September 6, 1977 (Exhibit 2.19)).

4.18	Supplemental Indenture of Southern California Gas Company to Wells Fargo Bank, National Association dated as of September 1, 1972 (Incorporated by reference from Registration Statement No. 2-45361 led Southern California Gas Company on August 16, 1972 (Exhibit 2.13)).

4.19	Supplemental Indenture of Southern California Gas Company to Wells Fargo Bank, National Association dated as of October 1, 1974 (Incorporated by reference from Registration Statement No. 2-51964 filed by Southern California Gas Company on September 17, 1974 (Exhibit 2.19)).

4.20	Supplemental Indenture of Southern California Gas Company to Wells Fargo Bank, National Association dated as of May 1, 1976 (Incorporated by reference from Registration Statement No. 2-56034 filed by Southern California Gas Company on April 14, 1976 (Exhibit 2.20)).

4.21	Supplemental Indenture of Southern California Gas Company to Wells Fargo Bank, National Association dated as of October 1, 1977 (Incorporated by reference from Registration Statement No. 2-59832 filed by Southern California Gas Company on September 6, 1977 (Exhibit 2.23)).

4.22	Supplemental Indenture of Southern California Gas Company to Wells Fargo Bank, National Association dated as of November 1, 1979 (Incorporated by reference from Registration Statement No. 2-70597 filed by Southern California Gas Company on January 19, 1981 (Exhibit 4.22)).

4.23	Supplemental Indenture of Southern California Gas Company to Wells Fargo Bank, National Association dated as of February 1, 1981 (Incorporated by reference from Registration Statement No. 333-70654 filed by Southern California Gas Company on October 18, 2001 (Exhibit 4.23)).

4.24	Supplemental Indenture of Southern California Gas Company to Wells Fargo Bank, National Association dated as of September 15, 1981 (Incorporated by reference from Registration Statement No. 333-70654 filed by Southern California Gas Company on October 18, 2001 (Exhibit 4.24)).

4.25	Supplemental Indenture of Southern California Gas Company to Wells Fargo Bank, National Association dated as of April 1, 1982 (Incorporated by reference from Registration Statement No. 333-70654 filed by Southern California Gas Company on October 18, 2001 (Exhibit 4.25)).

4.26	Supplemental Indenture of Southern California Gas Company to Wells Fargo Bank, National Association dated as of August 15, 1983 (Incorporated by reference from Registration Statement No. 333-70654 filed by Southern California Gas Company on October 18, 2001 (Exhibit 4.26)).

4.27	Supplemental Indenture of Southern California Gas Company to Crocker National Bank, as successor trustee to Manufacturers Hanover Trust Company of California and Wells Fargo Bank, National Association dated as of May 18, 1984 (Incorporated by reference from Registration Statement No. 2-93302 filed by Southern California Gas Company on September 18, 1984 (Exhibit 4.27)).

Exhibit No.	Description
4.28	Supplemental Indenture of Southern California Gas Company to Crocker National Bank dated as of December 16, 1985 (Incorporated by reference from Registration Statement No. 33-3835 filed by Southern California Gas Company on March 7, 1986 (Exhibit 4.28)).

4.29	Supplemental Indenture of Southern California Gas Company to Crocker National Bank dated as of March 1, 1986 (Incorporated by reference from Registration Statement No. 33-3835 filed by Southern California Gas Company on March 7, 1986 (Exhibit 4.29)).

4.30	Supplemental Indenture of Southern California Gas Company to Wells Fargo Bank, National Association, as successor trustee to Crocker National Bank dated November 15, 1986 (Incorporated by reference from Registration Statement No. 33-13287 filed by Southern California Gas Company on April 9, 1987 (Exhibit 4.30)).

4.31	Supplemental Indenture of Southern California Gas Company to Wells Fargo Bank, National Association dated December 1, 1986 (Incorporated by reference from Registration Statement No. 33-13287 filed by Southern California Gas Company on April 9, 1987 (Exhibit 4.31)).

4.32	Supplemental Indenture of Southern California Gas Company to Bankers Trust Company of California, N.A., as successor trustee to Wells Fargo Bank, National Association dated as of January 15, 1988 (Incorporated by reference from Registration Statement No. 333-70654 filed by Southern California Gas Company on October 18, 2001 (Exhibit 4.32)).

4.33	Supplemental Indenture of Southern California Gas Company to Bankers Trust Company of California, N.A., as successor trustee to Wells Fargo Bank, National Association dated as of June 15, 1988 (Incorporated by reference from Registration Statement No. 33-24528 filed by Southern California Gas Company on September 22, 1988 (Exhibit 4.33)).

4.34	Supplemental Indenture of Southern California Gas Company to Bankers Trust Company of California, N.A. dated as of November 1, 1988 (Incorporated by reference from Registration Statement No. 33-38476 filed by Southern California Gas Company on December 28, 1990 (Exhibit 4.34)).

4.35	Supplemental Indenture of Southern California Gas Company to Bankers Trust Company of California, N.A. dated as of December 1, 1990 (Incorporated by reference from Registration Statement No. 33-38476 filed by Southern California Gas Company on December 28, 1990 (Exhibit 4.35)).

4.36	Supplemental Indenture of Southern California Gas Company to Bankers Trust Company of California, N.A. dated as of October 1, 1991 (Incorporated by reference from Registration Statement No. 33-50826 led by Southern California Gas Company on August 13, 1992 (Exhibit 4.36)).

4.37	Supplemental Indenture of Southern California Gas Company to First Trust of California, National Association, as successor trustee to Bankers Trust Company of California, N.A. dated as of August 15, 1992 (Incorporated by reference from Registration Statement No. 33-50826 filed by Southern California Gas Company on August 13, 1992 (Exhibit 4.37)).

4.38	Supplemental Indenture of Southern California Gas Company to First Trust of California, National Association dated as of December 15, 1992 (Incorporated by reference from Registration Statement No. 333-59404 filed by Southern California Gas Company on March 12, 1993 (Exhibit 4.38)).

4.39	Supplemental Indenture of Southern California Gas Company to First Trust of California, National Association dated as of March 1, 1993 (Incorporated by reference from Registration Statement No. 333-59404 filed by Southern California Gas Company on March 12, 1993 (Exhibit 4.39)).

4.40	Supplemental Indenture of Southern California Gas Company to First Trust of California, National Association dated as of June 15, 1993 (Incorporated by reference from the Report on Form 8-A filed by Southern California Gas Company on June 14, 1993 (Exhibit 2.39)).

Exhibit No.	Description
4.41	Supplemental Indenture of Southern California Gas Company to First Trust of California, National Association dated as of November 1, 1993 (Incorporated by reference from the Report on Form 8-A filed by Southern California Gas Company on November 9, 1993 (Exhibit 2.40)).

4.42	Supplemental Indenture of Southern California Gas Company to First Trust of California, National Association dated as of November 15, 1993 (Incorporated by reference from the Report on Form 8-A filed by Southern California Gas Company on November 29, 1993 (Exhibit 2.41)).

4.43	Supplemental Indenture of Southern California Gas Company to U.S. Bank, N.A., successor by merger to U.S. Bank Trust National Association dated as of October 1, 2002 (Incorporated by reference from the Report on Form 8-A filed by Southern California Gas Company on October 7, 2002 (Exhibit 2.42)).

4.44	Supplemental Indenture of Southern California Gas Company to U.S. Bank National Association, successor by merger to U.S. Bank Trust National Association dated as of October 15, 2003 (Incorporated by reference from the Report on Form 8-A filed by Southern California Gas Company on October 17, 2003 (Exhibit 2.43)).

5.1	Opinion of Gary W. Kyle, Esq.**

12.1	Statement regarding the computation of ratio of earnings to fixed charges for the years ended December 31, 2002, 2001, 2000, 1999 and 1998 and the six-month periods ended June 30, 2002 and June 30, 2003.**

23.1	Consent of Gary W. Kyle, Esq. (included in Exhibit 5.1).**

23.2	Independent Auditors’ Consent (Deloitte & Touche LLP).**

24.1	Power of Attorney (included on page II-3).**

25.1	Statement of Eligibility of Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust National Association, as Trustee under the Indenture (Incorporated by reference form Registration Statement No. 333-70654 filed by Southern California Gas Company on October 1, 2001 (Exhibit 25.1)).

*	To be filed by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Filed herewith.